UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

Huayue Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54205	20-2188353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Park Avenue South 30th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 478-2676

51 Huilingxi Road

Zhouhuizheng, Wujin District

Changzou, Jiangsu Provence,

P. R. China 213022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2015, Huayue Electronics, Inc., a Delaware corporation (the “Company”), entered into and consummated a Partnership Interest Purchase Agreement between the Company and Sutton Global Associates, Inc., a Nevada corporation controlled by Isaac H. Sutton (“Sutton Global”), pursuant to which the Company acquired from Sutton Global partnership interests in SavWatt Kazakhstan Ltd., a limited liability partnership organized under the laws of Kazakhstan (“SavWatt Kazakhstan”), representing 51% of the outstanding partnership interests of SavWatt Kazakhstan in consideration of the issuance to Sutton Global of 3,000,000 shares of the Company’s common stock.  SavWatt Kazakhstan was formed by Sutton Global on April 8, 2015 to engage in the business of manufacturing and distributing energy efficient products in Kazakhstan and other Eastern European countries.  The Purchase Agreement contained customary representations and warranties by the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 and is incorporated by reference hereto.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01, which information is incorporated by reference in this Item, the Company issued 3,000,000 shares of common stock to Sutton Global pursuant to the Purchase Agreement.

The Company claims an exemption from registration for the issuance of the common stock described above pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the foregoing issuance did not involve a public offering and the recipient acquired the shares of common stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The shares of common stock were offered without any general solicitation by the Company or its representatives. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The certificate evidencing the shares of common stock contains an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The shares of common stock were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, in connection with the transactions contemplated by the Purchase Agreement, the Company appointed Isaac. H. Sutton, an officer and director of Sutton Global, to the Board of Directors (the “Board”) of the Company, to fill a vacancy on the Board.  In addition, the Board appointed Mr. Sutton the Chief Executive Officer and Secretary of the Company, to serve in such capacities at the pleasure of the Board.  Immediately prior to such appointments, Shudong Pan, Han Zhou and Qing Biao resigned as Chief Executive Officer, Chief Financial Officer and Secretary, respectively, of the Company.  Mr. Pan and Mr. Zhou will continue as Chief Executive Officer and Chief Financial Officer, respectively, of the Company’s wholly-owned subsidiary, Changzhou Huayue Electronic Co., Ltd., a company organized under the laws of, and located in, The Peoples Republic of China.

Since 2012, Mr. Sutton has been Chief Executive Officer of GoCOM Corporation, a provider of energy supply to commercial and residential customers in the State of New York (“GoCOM”).  Mr. Sutton will continue to serve as Chief Executive Officer of GoCOM, and pursuant to his employment agreement with the Company described in more detail below, will be able to devote up to 30% of his business time working in such capacity.  In connection with Mr. Sutton’s appointment to the Board and as Chief Executive Officer of the Company, the Company also entered into a non-binding letter agreement with GoCOM pursuant to which the parties set forth their intentions to negotiate a proposed business combination transaction pursuant to which GoCOM and the Company would merge, with the Company being the surviving corporation.  Any such transaction would be subject to the negotiation of definitive agreements between the parties, which would be subject to standard conditions precedent and other closing conditions, and there can be no assurance that any such agreements will be negotiated, executed and delivered by the parties or that any such transaction will be consummated. Except as described herein, there are no understandings or arrangements between Mr. Sutton and any other person pursuant to which he was appointed as a director and officer of the Company.

1

  Mr. Sutton has been an international entrepreneur for over 40 years focusing on emerging markets and technologies.  During such period, Mr. Sutton has conducted business in many countries, including Taiwan,  Korea, the Philippines, Poland and Uzbekistan. Mr. Sutton has extensive experience in a variety of industries, including marketing, import and export, electronics,  telecommunications,  information technology and capital markets.  He has served as a founding member and executive officer of numerous ventures over such period, in addition to GoCOM, which he founded in June 2011 and has since served as its chief executive officer, including SavWatt USA Inc., a supplier of LED bulbs, for which he was the chief executive officer from March 2010 to December 2012, GoIP Global Inc., a provider of a text messaging platform, for which he was the chief executive officer from 2006 to 2010 and Starinvest Group, Inc., a business development company, for which he was the chief executive officer from 1997 to 2006.  Mr.  Sutton holds a Bachelor's Degree in Business Administration from Pace University. Mr.  Sutton was born and raised in New York City and is  61 years old.

In connection with the appointment of Mr. Sutton as Chief Executive Officer, Mr. Sutton and the Company entered into an employment agreement that provides for an initial term that commenced on April 27, 2015 and will terminate on April 27, 2018.  The employment agreement will be extended automatically for successive one-year periods thereafter unless the Company or Mr. Sutton gives written notice to the other to allow the employment agreement to expire. Mr. Sutton will be paid an initial annual base salary of $120,000. In addition, Mr. Sutton will be eligible to receive each year an incentive bonus in an amount up to 100% of his base salary and a revenue bonus in an amount equal to 0.75% of the amount by which the Company’s net revenues in such year exceed $25 million.  Subject to the approval of the Board, the Company will also grant to Mr. Sutton a stock option to purchase 3,000,000 shares of the Company’s common stock at a price per share not less than the per-share fair market value of the common stock on the date of grant. The option will vest with respect to one-third of the shares on the first anniversary of the date of grant and as to the remaining two-thirds of the shares in 24 equal monthly installments thereafter.

The employment agreement also provides that Mr. Sutton will be entitled to participate in any short-term and long-term incentive plans generally available to executive officers of the Company, to participate with other executive officers in any of the Company’s employee fringe benefit plans, and to be reimbursed for certain business-related expenses. In addition, the employment agreement provides for certain benefits upon termination of Mr. Sutton's employment under certain circumstances, including a change of control of the Company, as defined in the employment agreement, and to certain death benefits.

The forgoing does not constitute a complete summary of the terms of the employment agreement and reference is made to the complete form of the employment agreement that is attached as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1

Partnership Interest Purchase Agreement, dated as of April 23, 2015, by and between the Company and Sutton Global Associates Inc. (The exhibits and schedules to the Asset Purchase Agreement have been omitted. The Company will furnish such exhibits and schedules to the SEC upon request.)

10.1	Employment Agreement dated as of April 22, 2015 between the Company and Isaac H. Sutton.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUAYUE ELECTRONICS, INC.

Date: April 30, 2015	By:	/s/ Isaac H. Sutton
Isaac H. Sutton Chief Executive Officer

3